JPMorgan Chase Financial Company LLC	July 2016 Pricing Supplement No. 406 Registration Statement Nos. 333-209682 and 333-209682-01 Dated July 8, 2016 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, as supplemented or modified by this document. At maturity, if the closing price of one ETF Share of each of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF has increased in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing ETF, subject to a maximum payment at maturity. However, if the closing price of one ETF Share of either ETF has decreased in price, at maturity investors will lose 1% for every 1% decline in the price of the worst performing ETF. The PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the worst performing ETF. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing price of one ETF Share of the worst performing ETF on the valuation date. Because the payment at maturity is based on the worst performing ETF, a decrease in the price of one ETF Share of either ETF will result in loss, which may be significant, of your initial investment, even if the price of the ETF Shares of the other ETF appreciates or has not declined as much. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
ETF Shares:	Shares of the Energy Select Sector SPDR® Fund (the “XLE ETF”) and shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP ETF” and, collectively with the XLE ETF, the “ETFs”) (each share of each ETF an “ETF Share”)
Aggregate principal amount:	$2,850,000
Payment at maturity:	• If the final share price of each ETF is greater than its initial share price, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
• If the final share price of either ETF is less than or equal to its initial share price, for each $10 stated principal amount PLUS,
$10 × ETF performance factor of the worst performing ETF
This amount will be less than or equal to the stated principal amount of $10 per PLUS.
Leveraged upside payment:	$10 × leverage factor × share percent increase of the worst performing ETF
Leverage factor:	300%
Maximum payment at maturity:	$16.70 (167.00% of the stated principal amount) per PLUS.
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below)
Pricing date:	July 8, 2016
Original issue date (settlement date):	July 15, 2016
Valuation date:	July 9, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date —Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement
Maturity date:	July 12, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$10.00	$0.20(2)	$9.75
		$0.05(3)
Total	$2,850,000.00	$71,250.00	$2,778,750.00
(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.20 per $10 stated principal amount PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount PLUS

The estimated value of the PLUS on the pricing date was $9.392 per $10 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Initial share price:

With respect to the XLE ETF, $67.71, which is the closing price of one ETF Share of that ETF on the pricing date

With respect to the XOP ETF, $34.30, which is the closing price of one ETF Share of that ETF on the pricing date

Final share price:	With respect to each ETF, the closing price of one ETF Share of that ETF on the valuation date
Worst performing ETF:	The ETF with the lower ETF performance factor
ETF performance factor:	With respect to each ETF, the final share price divided by the initial share price
Share percent increase:	With respect to each ETF: (final share price – initial share price) / initial share price
Share adjustment factor:	The share adjustment factor of each ETF is referenced in determining the closing price of one ETF Share of that ETF and is set initially at 1.0 on the pricing date. The share adjustment factor of each ETF is subject to adjustment in the event of certain events affecting that ETF. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
CUSIP/ISIN:	46646W235 / US46646W2355
Listing:	The securities will not be listed on any securities exchange.

July 2016	Page 2

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the ETFs that enhances returns for a certain range of positive performance of the worst performing ETF if the final share price of each ETF is greater than its initial share price.

▪	To potentially achieve similar levels of upside exposure to the worst performing ETF as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the worst performing ETF.

Maturity:	Approximately 2 years

Leverage factor:	300%

Maximum payment at maturity:	$16.70 (167.00% of the stated principal amount) per PLUS

Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, each ETF is a “Fund.”

July 2016	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged exposure to the worst performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF, without any protection against negative performance of the worst performing ETF. If the closing price of one ETF Share of either ETF has decreased in price, investors are fully exposed to the negative performance of the worst performing ETF. At maturity, if the closing price of one ETF Share of each ETF has increased in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing ETF, subject to the maximum payment at maturity. At maturity, if the closing price of one ETF Share of either ETF has decreased in price, the investor will lose 1% for every 1% decline in the price of the worst performing ETF. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance

If the final share price of each ETF is greater than its initial share price, the PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the worst performing ETF relative to a direct investment in that ETF.

Upside Scenario

The closing price of one ETF Share of each ETF increases in price and, at maturity, the PLUS pay the stated principal amount of $10 plus a return equal to 300% of the share percent increase of the worst performing ETF, subject to the maximum payment at maturity of $16.70 (167.00% of the stated principal amount) per PLUS.

Par Scenario	The final share price of the worst performing ETF is equal to its initial share price and, at maturity, the PLUS pay the stated principal amount of $10 per PLUS.

Downside Scenario

The closing price of one ETF Share of either ETF declines in price and, at maturity, the PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final share price of the worst performing ETF from its initial share price. (Example: if the worst performing ETF decreases in price by 20%, the PLUS will pay an amount that is less than the stated principal amount by 20%, or $8 per PLUS.)

The payment at maturity on the PLUS is based solely on the worst performing ETF and you will not benefit from the performance of the other ETF. Therefore, investors will receive a positive return on their investment only if the final share price of each ETF is greater than its initial share price, but investors will lose some or all of their investment if the final share price of either ETF is less than its initial share price, even if the price of one ETF Share of the other ETF appreciates or does not decline as much.

July 2016	Page 4

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the PLUS. The following examples are for illustrative purposes only. The actual initial share price for each ETF and the actual leveraged upside payment will be provided in the pricing supplement. All payments on the PLUS, if any, are subject to the credit risk of JPMorgan Financial and JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$10 per PLUS

Hypothetical initial share price:	With respect to the XLE ETF: $67 With respect to the XOP ETF: $34

Leverage factor:	300%

Maximum payment at maturity:	$16.70 (167.00% of the stated principal amount) per PLUS

Interest:	None

EXAMPLE 1: Both ETFs appreciate moderately and investors receive the stated principal amount plus the leveraged upside payment.

Final share price		XLE ETF: $73.70

XOP ETF: $35.70

Share percent increase		XLE ETF: ($73.70 – $67) / $67 = 10% XOP ETF: ($35.70 – $34) / $34 = 5%

Payment at maturity	=	$10 + leveraged upside payment, subject to the maximum payment at maturity of $16.70

	=	$10 + ($10 × leverage factor × share percent increase of the worst performing ETF), subject to the maximum payment at maturity of $16.70

	=	$10 + ($10 × 300% × 5%), subject to the maximum payment at maturity of $16.70

	=	$10 + $1.50

	=	$11.50

In example 1, the XLE ETF has appreciated by 10% and the XOP ETF has appreciated by 5% as of the valuation date. Because the final share price of each ETF is at or above its initial share price, investors receive at maturity the stated principal amount plus the leveraged upside payment of $1.50. Investors receive $11.50 per PLUS at maturity.

EXAMPLE 2: Both ETFs appreciate substantially and investors receive the stated principal amount plus the upside payment.

Final share price		XLE ETF: $100.50

XOP ETF: $47.60

Share percent increase		XLE ETF: ($100.50 – $67) / $67 = 50% XOP ETF: ($47.60 – $34) / $34 = 40%

Payment at maturity	=	$10 + leveraged upside payment, subject to the maximum payment at maturity of $16.70

July 2016	Page 5

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

=	$10 + ($10 × leverage factor × share percent increase of the worst performing ETF), subject to the maximum payment at maturity of $16.70

=	$10 + ($10 × 300% × 5%), subject to the maximum payment at maturity of $16.70

=	$16.70

In example 2, the XLE ETF has appreciated by 50% and the XOP ETF has appreciated by 40% as of the valuation date. Because the leveraged upside payment, based on the share percent increase of the worst performing ETF (which is the XOP ETF in this case), would result in a payment at maturity greater than the hypothetical maximum payment at maturity of $16.70, investors receive only the maximum payment at maturity of $16.70.

EXAMPLE 3: One ETF appreciates while the other declines to below its initial share price as of the valuation date, and investors are exposed to the decline in the worst performing ETF from its initial share price.

Final share price		XLE ETF: $73.70

XOP ETF: $20.40

Share percent increase		XLE ETF: ($73.70 – $67) / $67 = 10% XOP ETF: ($20.40 – $34) / $34 = -40%

Payment at maturity	=	$10 × share percent increase of the worst performing ETF

	=	$10 × 60%

	=	$6.00

In example 3, the XOP ETF has declined by 40% to below its initial share price, while the XLE ETF has appreciated by 10% as of the valuation date. Therefore, investors are exposed to the negative performance of the XOP ETF, which is the worst performing ETF in this example, and receive a payment at maturity of $6.00 per PLUS. Investors lose 1% of the stated principal amount for every 1% decline in the XOP ETF from its initial share price, even though the XLE ETF has appreciated from its initial share price.

EXAMPLE 4: Both ETFs decline to below their respective initial share prices as of the valuation date, and investors are exposed to the decline in the worst performing ETF from its initial share price.

Final share price		XLE ETF: $33.50

XOP ETF: $20.40

Share percent increase		XLE ETF: ($33.50 – $67) / $67 = -50% XOP ETF: ($20.40 – $34) / $34 = -40%

Payment at maturity	=	$10 × share percent increase of the worst performing ETF

	=	$10 × 50%

	=	$5.00

In example 4, the final share prices of both the XLE ETF and the XOP ETF are less than their respective initial share prices. The XLE ETF has declined by 50% while the XOP ETF has declined by 40%. Therefore, investors are exposed to the negative performance of the XLE ETF, which is the worst performing ETF in this example, and receive a payment at maturity of $5.00 per PLUS.

Because the payment at maturity of the PLUS is based on the worst performing of the ETFs, a decline in either ETF from its initial share price will result a loss, which may be significant, of your initial investment, even if the other ETF has appreciated.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with

July 2016	Page 6

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2016	Page 7

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of the worst performing ETF is less than its initial share price, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the price of one ETF Share of the worst performing ETF and may be zero.

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $16.70 (167.00% of the stated principal amount) per PLUS. Because the maximum payment at maturity will be limited to 167.00% of the stated principal amount for the PLUS, any increase in the final share price of the worst performing ETF by more than approximately 22.333% will not further increase the return on the PLUS.

▪	You are exposed to the price risk of both ETFs. Your return on the PLUS is not linked to a basket consisting of the ETFs. Rather, it will be contingent upon the independent performance of each ETF. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each ETF. The performance of the ETFs may not be correlated. Poor performance by either ETF over the term of the PLUS may negatively affect your return and will not be offset or mitigated by any positive performance by the other ETF. Accordingly, your investment is subject to the risk of decline in the closing price of one ETF Share of each ETF.

To receive the leveraged upside payment, each ETF must close at or above its initial share price on the valuation date. If either ETF has declined below its initial share price as of the valuation date, you will be fully exposed to the decline in the worst performing ETF, as compared to its initial share price, on a 1-to-1 basis, even if the other underlying ETF has appreciated. Under this scenario, the value of any payment at maturity will be less than the stated principal amount and could be zero.

▪	Because the PLUS are linked to the performance of the worst performing ETF, you are exposed to greater risks of sustaining a loss on your investment than if the PLUS were linked to just one ETF. The risk that you will suffer a loss on your investment is greater if you invest in the PLUS than if you invest in substantially similar PLUS that are linked to the performance of just one ETF. With two ETFs, it is more likely that either ETF will close below its initial share price on the valuation date than if the PLUS were linked to only one ETF. In addition, you will not benefit from the performance of the ETF that is not the worst performing ETF. Therefore it is more likely that you will suffer a loss, which may be significant, on your initial investment.

▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.

▪

As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from

July 2016	Page 8

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

our affiliates to meet our obligations under the PLUS. If these affiliates do not make payments to us and we fail to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent has determined the initial share price, will determine the final share price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either of the ETFs or calculation of the final share price of any ETF in the event of a discontinuation of that ETF, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS exceeds the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS is based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

▪

The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be

July 2016	Page 9

JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of the ETF Shares, including:

▪	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

▪	customary bid-ask spreads for similarly sized trades;

▪	our internal secondary market funding rates for structured debt issuances;

▪	the actual and expected volatility in the prices of each ETF;

▪	the time to maturity of the PLUS;

▪	the dividend rates on the ETFs and the equity securities held by the ETFs;

▪	the actual and expected positive or negative correlation between the ETFs, or the actual or expected absence of any such correlation;

▪	interest and yield rates in the market generally;

▪	the occurrence of certain events affecting an ETF that may or may not require an adjustment to its share adjustment factor; and

▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

▪	Investing in the PLUS is not equivalent to investing in the ETF Shares. Investing in the PLUS is not equivalent to investing in the ETF Shares, the indices tracked by the ETFs, each of which we refer to as an underlying index, or the stocks held by the ETFs or the underlying indices. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the reference indices or the stocks held by the ETFs or the underlying indices.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Adjustments to the ETFs or the underlying indices could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETFs and the underlying indices can add, delete or substitute the components of the ETFs or the underlying indices, or make other methodological changes that could change the value of the ETF Shares or the underlying indices. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the PLUS.

▪	There are risks associated with the ETFs. Although the ETF Shares are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETFs are subject to management risk, which is the risk that the investment strategy of the respective investment advisers to the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the ETF Shares and, consequently, the value of the PLUS.

▪	The performance and market value of the ETF Shares of each ETF, particularly during periods of market volatility, may not correlate with the performance of that ETF’s underlying index as well as the net asset value per ETF Share. Each ETF does not fully replicate its underlying index and may hold PLUS different from those included in its underlying index. In addition, the performance of the ETF Shares of each ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares of each ETF and its underlying index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of its ETF Shares and its underlying index. Finally, because the ETF Shares of each ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share of that ETF may differ from the net asset value per ETF Share of that ETF.

During periods of market volatility, securities underlying an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares of an ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares of an ETF. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share of an ETF. For all of the foregoing reasons, the performance of the ETF Shares of an ETF may not correlate with the performance of its underlying index as well as its net asset value per ETF Share, which could materially and adversely affect the value of the PLUS in the secondary market and/or reduce any payment on the notes.

▪	The XLE ETF is linked to the performance of the energy sector. All or substantially all of the equity securities held by the XLE ETF are issued by companies whose primary line of business is directly associated with the energy sector, including the following industries: oil, gas and consumable fuels; and energy equipment and services. Market or economic factors impacting energy companies and companies that rely heavily on energy advances could have a major effect on the value of the XLE ETF. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, including natural disasters or terrorist attacks, would adversely impact the ETF’s performance. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Risks associated with the oil and gas exploration and production industry. All or substantially all of the equity securities underlying the XOP ETF are issued by companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the PLUS may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to PLUS of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

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PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

▪	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

▪	consumer confidence;

▪	changes in weather patterns and climatic changes;

▪	the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

▪	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

▪	the price and availability of alternative and competing fuels;

▪	domestic and foreign governmental regulations and taxes;

▪	employment levels and job growth; and

▪	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the underlying index and tracked by the XOP ETF to decline during the term of the securities.

For example, the XOP ETF suffered significant negative performance in 2014 and 2015 while the broader U.S equities markets achieved positive returns for the same period.

▪	Owning the PLUS is not the same as owning the ETF Shares. Owning the PLUS is not the same as owning the ETF Shares. Accordingly, changes in the closing price of one ETF Share of an ETF may not result in a comparable change of the market value of the PLUS. If the closing price of one ETF Share of an ETF on any trading day increases above its initial share price, the value of the PLUS may not increase comparably, if at all. It is possible for the closing prices of one ETF Share of both ETFs to increase moderately while the value of the PLUS decline.

▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor of each ETF for certain events affecting that ETF. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect the value of the ETFs, and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial share price and, therefore, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.

▪

Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS regarding the PLUS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS was successful in asserting an alternative treatment, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein.

Even if the treatment of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company that consists of several separate investment portfolios, and is managed by SSGA Funds Management, Inc., the investment adviser to the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information about the Energy Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on July 8, 2016:

Bloomberg Ticker Symbol:	XLE

Current Closing Price:	$67.71

52 Weeks Ago (on 7/8/2015):	$72.72

52 Week High (on 7/14/2015):	$74.54

52 Week Low (on 1/20/2016):	$51.80

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the Energy Select Sector SPDR® Fund for each quarter in the period from January 1, 2011 through July 8, 2016. The closing price of the Energy Select Sector SPDR® Fund on July 8, 2016 was $67.71. The associated graph shows the closing prices of the Energy Select Sector SPDR® Fund for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the Energy Select Sector SPDR® Fund, such as stock splits.

The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the Energy Select Sector SPDR® Fund on the valuation date.

Energy Select Sector SPDR® Fund	High	Low	Period End
2011
First Quarter	$80.01	$67.78	$79.81
Second Quarter	$80.44	$70.99	$75.35
Third Quarter	$79.79	$58.59	$58.59
Fourth Quarter	$73.04	$56.55	$69.13
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Energy Select Sector SPDR® Fund	High	Low	Period End
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter	$82.94	$74.64	$75.16
Third Quarter	$74.54	$59.22	$61.20
Fourth Quarter	$71.40	$58.78	$60.55
2016
First Quarter	$63.75	$51.80	$61.92
Second Quarter	$69.50	$60.18	$68.24
Third Quarter (through July 8, 2016)	$68.60	$66.82	$67.71

This document relates only to the PLUS offered hereby and does not relate to the Energy Select Sector SPDR® Fund. We have derived all disclosures contained in this document regarding the Energy Select Sector SPDR® Fund from the publicly available documents described in the first paragraph under this “Energy Select Sector SPDR® Fund Overview” section, without independent verification. In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Energy Select Sector SPDR® Fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Energy Select Sector SPDR® Fund Overview” section) that would affect the trading price of the ETF Shares of the Energy Select Sector SPDR® Fund (and therefore the price of the ETF Shares of the Energy Select Sector SPDR® Fund at the time we priced the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Energy Select Sector SPDR® Fund could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares of the Energy Select Sector SPDR® Fund.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Energy Select Sector Index. The Energy Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. For additional information about the Energy Select Sector Index, see the information set forth under “Equity Index Descriptions — The S&P Select Sector Indices” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund of the SPDR® Series Trust, a registered investment company that consists of numerous separate investment portfolios, and is managed by SSGA Funds Management, Inc., the investment adviser to the SPDR® S&P® Oil & Gas Exploration & Production ETF. The SPDR® S&P® Oil & Gas Exploration & Production ETF seeks to provide investment results that, before expenses, correspond generally to the total return performance of an index derived from the oil and gas exploration and production segment of a U.S. total market composition index, which is currently the S&P® Oil & Gas Exploration & Production Select Industry Index®. Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information about the SPDR® S&P® Oil & Gas Exploration & Production ETF, see the information set forth under “Fund Descriptions — The SPDR® S&P® Industry Funds” in the accompanying underlying supplement.

Information as of market close on July 8, 2016:

Bloomberg Ticker Symbol:	XOP

Current Closing Price:	$34.30

52 Weeks Ago (on 7/8/2015):	$43.24

52 Week High (on 7/14/2015):	$45.22

52 Week Low (on 2/23/2016):	$23.60

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the SPDR® S&P® Oil & Gas Exploration & Production ETF for each quarter in the period from January 1, 2011 through July 8, 2016. The closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF on July 8, 2016 was $34.30. The associated graph shows the closing prices of the SPDR® S&P® Oil & Gas Exploration & Production ETF for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the SPDR® S&P® Oil & Gas Exploration & Production ETF, such as stock splits.

The historical performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF on the valuation date.

The SPDR® S&P® Oil & Gas Exploration & Production ETF	High	Low	Period End
2011
First Quarter	$64.50	$52.75	$64.50
Second Quarter	$64.97	$54.71	$58.78
Third Quarter	$65.24	$42.80	$42.80
Fourth Quarter	$57.56	$39.99	$52.69
2012
First Quarter	$61.34	$52.67	$56.91
Second Quarter	$57.85	$45.20	$50.40
Third Quarter	$59.35	$48.73	$55.69
Fourth Quarter	$57.38	$50.69	$54.07
2013
First Quarter	$62.10	$55.10	$60.49

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The SPDR® S&P® Oil & Gas Exploration & Production ETF	High	Low	Period End
Second Quarter	$62.61	$54.71	$58.18
Third Quarter	$66.47	$58.62	$65.89
Fourth Quarter	$72.74	$65.02	$68.53
2014
First Quarter	$71.83	$64.04	$71.83
Second Quarter	$83.45	$71.19	$82.28
Third Quarter	$82.08	$68.83	$68.83
Fourth Quarter	$66.84	$42.75	$47.86
2015
First Quarter	$53.94	$42.55	$51.66
Second Quarter	$55.63	$46.43	$46.66
Third Quarter	$45.22	$31.71	$32.84
Fourth Quarter	$40.53	$28.64	$30.22
2016
First Quarter	$30.96	$23.60	$30.35
Second Quarter	$37.50	$29.23	$34.81
Third Quarter (through July 8, 2016)	$35.38	$33.73	$34.30

This document relates only to the securities offered hereby and does not relate to the SPDR® S&P® Oil & Gas Exploration & Production ETF. We have derived all disclosures contained in this document regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF from the publicly available documents described in the first paragraph under this “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” section) that would affect the trading price of the ETF Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (and therefore the price of the ETF Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF at the time we priced the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P® Oil & Gas Exploration & Production ETF could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF.

The S&P® Oil & Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is a modified equal-weighted index that is designed to measure the performance of the following GICS ® sub-industries: integrated oil & gas, oil & gas exploration & mining and oil & gas refining & marketing. For additional information about the S&P® Oil & Gas Exploration & Production Select Industry Index®, see the information set forth under “Equity Index Descriptions — The S&P Select Industry Indices” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:

If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.

Minimum ticketing size:	$1,000 / 100 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS is based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS is lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the PLUS. See “Risk Factors — The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:

For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”

Tax considerations:	You should review carefully the section entitled “Material U.S. Federal Income Tax

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of PLUS at the issue price. The PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the PLUS’ term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the PLUS described above, in which case the timing and character of any income or loss on your PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the PLUS. Under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as interest) of a taxable disposition, including redemption at maturity, of the PLUS. You should consult your tax adviser regarding the potential application of FATCA to the PLUS.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the PLUS.

Supplemental use of proceeds and hedging:

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “Hypothetical Examples” in this document for an illustration of the risk-return profile of the PLUS and “Energy Select Sector SPDR® Fund Overview” and “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of	Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to

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PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

distribution:

purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the PLUS will be made against payment for the PLUS on or about the fifth business day following the pricing date of the notes (this settlement cycle being referred to as T+5). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the pricing date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the PLUS and the guarantee:

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the PLUS offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.

Contact:

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•  Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

•  Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

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PLUS Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due July 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

•  Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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